Exhibit 16.1


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

         We have read the section entitled Changes in Accountants in Amendment No. 3 to Registration Statement on Form SB-2 (File No. 33-95654) of Ingenex, Inc. and are in agreement with the statements contained therein, insofar as they relate to our firm.


/s/ Richard A. Eisner & Company, LLP
    --------------------------------
    Richard A. Eisner & Company, LLP

New York, New York
October 1, 1996